CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment on Form N-4 of Variable Annuity Account Five of American General Life Insurance Company (“Variable Annuity Account Five”) of our report dated April 26, 2018, relating to the financial statements of Variable Annuity Account Five, which appears in the Post-Effective Amendment No. 8 to the registration statement on Form N-4 (File No 333-185804). We also consent to the incorporation by reference in this Registration Statement of our report dated April 26, 2018, relating to the consolidated financial statements of American General Life Insurance Company which appears in the Post-Effective Amendment No. 8 to the registration statement on Form N-4 (File No 333-185804). We also consent to the incorporation by reference in this Registration Statement of our report dated April 20, 2018, relating to the statutory basis financial statements of American Home Assurance Company which appears in the Post-Effective Amendment No. 8 to the registration statement on Form N-4 (File No 333-185804). We also consent to the references to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 5, 2018